UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   September 13, 2010

EMPYREAN HOLDINGS, INC.

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(Exact name of registrant as specified in its charter)

Nevada	0-30118	88-0413417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

500 N Rainbow Blvd, Suite 300, Las Vegas, NV 89107

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(Address of principal executive offices) (Postal Code)

Registrant's telephone number, including area code: (702) 608-4140

11200 Westheimer Rd., Suite 900, Houston, TX 77042
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4. – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT:

On September 13, 2010, the Board of Directors appointed BehlerMick, PS (“BehlerMick”) as Empyrean’s independent auditors for the 2009 fiscal year, replacing Malone & Bailey PC (“Malone”).

On September 13, 2010, the Company dismissed Malone, effective immediately.  The report of Malone on the Company’s financial statements for the years ended December 31, 2008 and 2007, and the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports on our financial statements contained an explanatory paragraph with respect to uncertainty as to the Company’s ability to continue as a going concern.

For the years ended December 31, 2008 and 2007, and through the date of this Form 8-K, there have been no disagreements with Malone on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Malone’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.  For the years ended December 31, 2008 and 2007, and through the date of this Form 8-K, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Malone with the disclosures it is making herein no later than the day that the disclosures are filed with the Commission.  The Company requested that Malone furnish it a letter addressed to the Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree.  The letter received from Malone is attached as Exhibit 16.1.

During the years ended December 31, 2009 and 2008, and through September 13, 2010, (the date BehlerMick was appointed), the Company did not consult BehlerMick with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

On September 10, 2010, the Company received notice from its accountant, Pam Roth, CPA, who is the Company’s outside accountant but not its independent auditor, that she had determined that incorrect financial statements had been filed with the SEC as part of the Company’s quarterly reports on Form 10Q for the periods ended March 31, June 30, and September, 2009. She reported the following inadequacies:  1) fixed assets were written-off as of 2/31/08 and the write-off was not reflected in the 2009 financials; 2) certain accrued interest was not reflected for 2008 or 2009; 3) the $100,000 assumed debt related to the purchase option was not reflected; 4) certain other assets were written off at 12/31/08 and not reflected in 2009; 5) adjustments to

12/31/08 accrued expenses were not reflect in 2009; 6) a receivable as written off on 12/31/08 was not reflected in 2009; and 7) prepaid insurance was adjusted at 12/31/08, but not reflected in 2009; and 8) weighted average shares appears incorrect for the three and nine months ended 9/30/09

After review of the quarterly reports, the Board of Directors has determined that the financial statements contained therein had been incorrectly prepared, and cannot be relied upon.

Subsequently, the Company discussed the inaccuracies with its new independent auditors.    The Company has provided a copy of the disclosures made herein with the auditors and has provided them with a copy of the disclosures it is making in response in this Item 4.02 no later than the day this amended report on Form 8K is filed with the SEC.  The Company has requested the auditor furnish the Company with a letter addressed to the Commission stating whether the accountant agrees or disagrees with the statements made herein.  The Company will amend this report on Form 8K by filing the independent auditors’ letter as an exhibit to the filed form 8K no later than two business days after receipt of the letter.

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1

Letter on Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 30, 2010

EMPYREAN HOLDINGS, INC.

/s/ Terri A. Hourigan

By: Terri A. Hourigan

President and Director